Longview Marquis Master Fund, L.P.
c/o Viking Asset Management, L.L.C.
600 Montgomery Street, 44th Floor
San Francisco, CA 94111

June 20, 2008

Customer Acquisition Network Holdings, Inc.
401 E. Las Olas Blvd.
Suite 1560
Ft. Lauderdale, Florida 33101.
Attention: Chief Executive Officer

Re:	June 2008 Amendment Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain June 2008 Amendment Agreement (the “Amendment Agreement”), dated as of June 12, 2008, by and among Customer Acquisition Network Holdings, Inc. (the “Company”), the Subsidiaries and Longview Marquis Master Fund, L.P. (“Buyer”). Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Amendment Agreement.

Buyer and the Company and the Subsidiaries hereby agree that (i) the reference to “June 20, 2008” in Section 1(a) of the Amendment Agreement with respect to the amended definition of “Maturity Date” in the Buyer Note shall be changed to “June 25, 2008,” (ii) the reference to “June 20, 2008” in Section 2(a)(xi) of the Amendment Agreement with respect to the Options Sale Closing Date shall be changed to “June 25, 2008,” and (iii) the reference to “June 23, 2008” in Section 6 of the Amendment Agreement with respect to the filing deadline for the Amendment Form 8-K shall be changed to “June 27, 2008.”

Buyer and the Company and the Subsidiaries hereby agree that clause (vii) of Section 2(a) of the Amendment Agreement is amended in its entirety to read as follows:

“(vii) the Options Purchaser, by operation of law or otherwise, accepts and assumes, and the Company and its subsidiaries are released from, all of the obligations and liabilities of any nature of Options or otherwise related to the Options Business or the Options Assets, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due (including account payables and any remaining “earn-out” obligations incurred in connection with the Company’s initial acquisition of the Options Business pursuant to that certain Agreement and Plan of Merger, dated as of January 4, 2008 (the “Options Merger Agreement”), among the Company, Options and Options Newsletter, Inc. (“Newsletter”)); other than the obligations and liabilities of Options with respect to the current and future “earn-out” obligations owed to Mr. Hagai Shechter pursuant to the Options Merger Agreement, which obligations shall not be in excess of $1,000,000;”

Buyer and the Company and the Subsidiaries hereby acknowledge and agree that, notwithstanding anything to the contrary set forth in Section 2(a)(iii) of the Amendment Agreement and as a condition to Buyer’s consent to the Options Sale and the agreement to release of security agreement contemplated by the Letter Agreement, in any event, a portion of the Cash Proceeds is used by the Company to redeem at least $2,700,000 of the Principal of the Buyer Note, in accordance with Section 3(b) of the Buyer Note, by wire transfer of immediately available funds to Buyer, contemporaneously with the consummation of the Options Sale.

The Company hereby covenants, following the Condition Satisfaction Date, to promptly, and in no event later than three (3) Business Days following the Condition Satisfaction Date, issue to Buyer an amended and restated Buyer Note, in a form acceptable to Buyer, reflecting the terms of the Buyer Note as amended by the Amendment Agreement (the “New Note”). Upon the issuance by the Company to Buyer of the New Note, the Buyer Note previously held by Buyer (the “Original Note”) will be void and of no further force and effect, and Buyer shall promptly return the Original Note to the Company for cancellation.

As modified hereby, the Amendment Agreement remains in full force and effect.

*      *      *      *      *

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed as of the date first written above.

LONGVIEW MARQUIS MASTER FUND, L.P.,
a British Virgin Islands limited partnership

By: Viking Asset Management, LLC
Its: Investment Adviser

By:	/s/ S. Michael Rudolph

Name:	S. Michael Rudolph
Title:	Chief Financial Officer

Acknowledged and Agreed to this 20th day
of June, 2008.

CUSTOMER ACQUISITION NETWORK
HOLDINGS, INC.

By:	/s/ Michael D. Mathews
Name:	Michael D. Mathews
Title:	Chief Executive Officer

CUSTOMER ACQUISITION NETWORK, INC.

By:	/s/ Michael D. Mathews
Name:	Michael D. Mathews
Title:	Chief Executive Officer

DESKTOP ACQUISITION SUB, INC.

By:	/s/ Michael D. Mathews
Name:	Michael D. Mathews
Title:	Chief Executive Officer